                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                   FORM 8-K/A

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 7, 2003


                                    SBE, INC.
             (Exact name of Registrant as specified in its charter)


           Delaware                       0-8419                 94-1517641
(State or other jurisdiction of  (Commission File Number)    (I.R.S. Employer
        incorporation)                                      Identification No.)


                          2305 Camino Ramon, Suite 200
                               San Ramon, CA 94583
          (Address of principal executive offices, including zip code)

                                 (925) 355-2000
              (Registrant's telephone number, including area code)

                    INFORMATION TO BE INCLUDED IN THE REPORT

This Form 8-K/A amends the Form 8-K filed by SBE, Inc. (the "Company") on August 14, 2003, by providing the historical and pro forma financial information required by Item 7 to Form 8-K, pursuant to paragraph (a) (4) thereof, in connection with the acquisition of certain assets of Antares Microsystems, Inc., a California corporation.

ITEM 7   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBIT

         (a) Financial Statements of the Business Acquired

         Audited financial statements of Antares Microsystems, Inc., a California corporation, including Balance Sheets as of June 30, 2003 and June 30, 2002, Statements of Operations for the year ended June 30, 2003 (Successor), the period from April 1, 2002 (Commencement of Operations) through June 30, 2002 (Successor) and the period June 1, 2001 through March 31, 2002. (Predecessor).

(b)      Pro Forma Financial Information

         The following pro forma consolidated financial information of SBE, Inc. is provided herein:

         Description of the transaction;

         Unaudited Pro Forma Condensed Consolidated Balance Sheet as of July 31, 2003.

         Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Nine Months Ended July 31, 2003 and the for the Year Ended October 31, 2002.

         (c) Exhibits

Exhibit No.                             Description
-----------                             -----------

2.1* Asset Purchase Agreement dated August 8, 2003, by and between D.R. Barthol & Company and SBE, Inc.

99.1*    Press Release of SBE, Inc. dated August 11, 2003.

* Filed as an exhibit to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 14, 2003.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          SBE, INC.


Date: October 20, 2003                    /s/ David Brunton
                                          ------------------------------------
                                          David Brunton
                                          Chief Financial Officer, Vice
                                          President, Finance and Secretary

                           Antares Microsystems, Inc.

                          INDEX TO FINANCIAL STATEMENTS


                                                                       Page
                                                                       ----

Report of Independent Certified Public Accountants                        2

Balance Sheets                                                            3

Statements of Operations                                                  4

Statements of Changes in Stockholders' (Deficit) Equity                   5

Statements of Cash Flows                                                  6

Notes to Financial Statements                                        7 - 16

Report of Independent Certified Public Accountants

To the Stockholders and Board of Directors
Antares Microsystems, Inc.
Campbell, California

We have audited the accompanying balance sheets of Antares Microsystems, Inc. as of June 30, 2003 and 2002 and the related statements of operations, stockholders' deficit, and cash flows for the year ended June 30, 2003, the three month period from April 1, 2002 to June 30, 2002 and the nine month "Carve-out period" from July 1, 2001 to March 31, 2002 as described in Note 1 of Notes to Financial Statements - The Company and Basis of Presentation. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As more fully described in Note 1 to the financial statements, on August 7, 2003, the Company Assigned for the Benefit of Creditors its assets to a third party trustee who sold substantially all of these assets on August 7, 2003. Consequently, the Company has ceased its operations, and intends to liquidate and dissolve as soon as practicable.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of Antares Microsystems, Inc. at June 30, 2003 and 2002, and the results of operations and cash flows for the periods from July 1, 2002 to June 30, 2003, the three months from April 1, 2002 to June 30, 2002 and the nine-month "Carve-out period" from July 1, 2001 to March 31, 2002 in conformity with accounting principles generally accepted in the United States of America.


/s/ BDO Seidman, LLP


San Francisco, California
September 17, 2003

ANTARES MICROSYSTEMS INC.
BALANCE SHEETS
(in thousands, except share and per share amounts)

June 30                                                                           2003             2002
-------------------------------------------------------------------------------------------------------
ASSETS

Current assets:
    Trade accounts receivable, net of allowance for doubtful
       accounts of  $8,000 and $14,000 at June 30, 2003 and 2002               $   293          $   645
       Inventories                                                                  97              322
       Other                                                                        20               95
        Total current assets                                                       410            1,062

Property and equipment, net                                                        124              329
In process research and development                                                275              138
Other                                                                               17               --
                                                                               -------          -------
             Total assets                                                      $   826          $ 1,529
                                                                               =======          =======

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUTY

Current liabilities:
    Bank overdraft                                                             $    55          $    20
    Line of credit                                                                 227               --
    Trade accounts payable                                                         363              470
         Due to officers                                                           574               31
    Due to other related parties                                                   568              389
    Accrued payroll and employee benefits                                          203               65
    Other accrued expenses                                                          77               28
    Deferred revenue                                                                 7                6
    Notes payable                                                                  475              483
                                                                               -------          -------
             Total current liabilities                                           2,549            1,492

Commitments and contingencies (Notes 8, 9 and 10)

Stockholders' (deficit) equity:
    Common stock ($0.01 par value);
         authorized 100,000,000 shares; issued
         4,650,000 shares at June 30, 2003 and 2002
                                                                                    47               47
    Additional paid in capital                                                      92               93

    Accumulated deficit                                                         (1,862)            (103)
                                                                               -------          -------

                  Total stockholders' (deficit) equity                          (1,723)              37
                                                                               -------          -------

                  Total liabilities and stockholders' (deficit) equity         $   826          $ 1,529
                                                                               =======          =======


The accompanying notes are an integral part of these financial statements.

ANTARES MICROSYSTEMS INC.
STATEMENTS OF OPERATIONS
(in thousands)

                                                              Period from
                                                             April 1, 2002        Period from
                                                          (Commencement of        July 1, 2001
                                       Year Ended        Operations) through        through
                                      June 30, 2003         June 30, 2002        March 31, 2002
                                       (Successor)           (Successor)          (Predecessor)
                                         -------               -------               -------
Net sales                                $ 2,068               $   901               $ 2,903
Cost of sales                              1,095                   407                 1,528
                                         -------               -------               -------

     Gross profit                            973                   494                 1,375
                                         -------               -------               -------

Product research and development             803                   234                   221
Sales and marketing                          436                   111                   182
General and administrative                 1,340                   250                   998
                                         -------               -------               -------

     Total operating expenses              2,579                   595                 1,401

     Operating loss                       (1,606)                 (101)                  (26)
                                         -------               -------               -------

Interest expense                             152                     2                    --
                                         -------               -------               -------

     Loss before income taxes             (1,758)                 (103)                  (26)

Provision for income taxes                    (1)                   --                    (1)
                                         -------               -------               -------

Net loss                                 $(1,759)              $  (103)              $   (27)
                                         =======               =======               =======

The accompanying notes are an integral part of these financial statements.

ANTARES MICROSYSTEMS  INC.
STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY

The accompanying notes are an integral part of these financial statements.

(in thousands, except shares)

PERIOD FROM JULY 1, 2001 THROUGH MARCH 31, 2002 (PREDECESSOR)

                                                   Division
                                                   Deficit
                                                ------------
Balance, July 1, 2001                           $    (1,709)
Net loss for the period                                 (27)
                                                ------------
Balance, March 31, 2002                         $    (1,736)
                                                ============


PERIOD FROM APRIL 1, 2002 (COMMENCEMENT OF OPERATIONS) THROUGH JUNE 30, 2003 (SUCESSOR)

                                                         Common Stock and      Additional
                                                    ------------------------    Paid-in      Accumulated
                                                      Shares        Amount      Capital        deficit        Total
                                                    ----------    ----------   ----------    ----------    ----------
April 1, 2002 (Commencement of Operations)                  --    $       --           --    $       --    $       --
Issuance of common stock to founders                 4,650,000            47           93            --           140
Net loss for the period                                     --            --           --          (103)         (103)
                                                    ----------    ----------   ----------    ----------    ----------
Balance, June 30, 2002                               4,650,000    $       47   $       93    $     (103)           37
Stock issued in connection with stock option plan        9,000            --            1            --             1
Repurchase of common stock                              (9,000)           --           (2)           --            (2)
Net loss                                                    --            --           --        (1,759)       (1,759)
                                                    ----------    ----------   ----------    ----------    ----------
Balance, June 30, 2003                               4,650,000    $       47   $       92    $   (1,862)   $   (1,723)
                                                     =========    ==========   ==========    ==========    ==========


The accompanying notes are an integral part of these financial statements.

ANTARES MICROSYSTEMS INC.
STATEMENTS OF CASH FLOWS
(in thousands)


                                                                                            Period from
                                                                                           April 1, 2002
                                                                                         (Commencement of   Period from
                                                                                             Operations)    July 1, 2001
                                                                              Year Ended       through        through
                                                                             June 30, 2003  June 30, 2002  March 31, 2002
                                                                              (Successor)    (Successor)   (Predecessor)
                                                                                -------        -------        -------

Cash flows from operating activities:
       Net loss for the period                                                  $(1,759)       $  (103)       $   (27)
       Adjustments to reconcile net loss to net cash
                   (used in) provided by operating activities:
            Depreciation and amortization                                            95             24            105
            Impairment loss on fixed assets                                         132             --             --
            Changes in operating assets and liabilities:
                    Trade accounts receivable                                       352           (645)            --
                    Inventories                                                     404             67             --
                    Other assets                                                     58            (95)            --
                    Trade accounts payable                                         (107)           470             --
                    Deferred revenue                                                  1              6
                    Other liabilities                                               187             93             --
                                                                                -------        -------        -------
                                Net cash (used in) provided by operating
                                activities                                         (637)          (183)            78
                                                                                -------        -------        -------

Cash flows from investing activities:
            Purchases of property and equipment                                     (22)            (3)            (7)
            Purchases of in process research and development                       (137)          (138)            --
                                                                                -------        -------        -------
                                Net cash used in investing activities              (159)          (141)            (7)
                                                                                -------        -------        -------

Cash flows from financing activities:
            Checks issued against future deposits                                    35             20             --
            Payment of borrowings from shareholders                                 (30)            --             --
            Advances from shareholders                                              573             31             --
            Proceeds from notes payable                                              --            145             --
            Principal payments on notes payable                                      (8)           (12)            --
            Net borrowings on line of credit                                        227             --             --
            Payments for repurchase of common stock                                  (2)            --             --
            Proceeds from issuance of common stock and exercise of stock
            options                                                                   1            140             --
                                                                                -------        -------        -------
                                Net cash provided by financing activities           796            324             --
                                                                                -------        -------        -------

               Net assets and liabilities not acquired or assumed by Antares         --             --           (114)

                    Net decrease in cash and cash equivalents                        --             --            (43)

Cash and cash equivalents at beginning of period                                     --             --             43
                                                                                -------        -------        -------
Cash and cash equivalents at end of period                                      $    --        $    --        $    --
                                                                                =======        =======        =======

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest:                                                         $   126        $     2        $    --
Cash paid for income taxes
Non-cash activities:                                                            $     1        $     1        $    --
       Inventory purchased from related party in exchange for unpaid accruals   $   179        $   389        $    --
       Property and equipment purchased in exchange for a note payable          $    --        $   350        $    --


The accompanying notes are an integral part of these financial statements.

NOTES TO FINANCIAL STATEMENTS

1.  Nature of Business and Summary of Significant Accounting Policies

The Company and Basis of Presentation

Antares Microsystems, Inc. (the "Company" or "Successor" or "Antares"), a California Corporation was incorporated in March of 2002. The Company purchased selected assets of the Antares division of InClose Design, Inc. (the "Predecessor" or "InClose"), a California corporation, in exchange for a Promissory Note on March 31, 2002 and began operations on April 1, 2002. The Company is an independent full-line supplier of high-end enterprise networking hardware, ranging from simple parallel ports to quadruple Ethernet controllers. The Company primarily sells it products to manufacturers and distributors in the high-end server market. The Company's business falls primarily within one industry segment. The accompanying financial statements reflect the "carve out" results of operations and cash flows of the Predecessor for the nine-month period from July 1, 2001 through March 31, 2002 and the results of operations, cash flows and changes in stockholders' deficit of the Company for the three-month period from April 1, 2002 to June 30, 2002 and the year-ended July 1, 2002 to June 30, 2003. In connections with the sale of substantially all assets and the assumption of certain liabilities of the Company, as described below, the Company ceased its operations and intends to liquidate and dissolve as soon as practicable. The financial statements of the Company reflect the approximate liquidation value of the Company at June 30, 2003.

Sale of Substantially All Assets  of the Company

On August 7, 2003 the Company entered into an Assignment for the Benefit of Creditors with D. R. Barthol & Company ("Barthol") whereby the Company granted, assigned and conveyed to Barthol, in trust, for the benefit of the Company's creditors, all of the Company's property. Barthol was authorized a) to convert assigned property into money with all reasonable diligence and to pay to the Company's creditors, pro rata, the proceeds from such sale or disposition, after deducting any costs incurred to discharge any lien on such property and b) to appoint and compensate such agents and other professionals as deemed necessary. Barthol was also entitled to a reasonable fee and payment of expenses, including legal expenses.

On August 7, 2003, Barthol, solely as Assignee for the Benefit of Creditors of Antares, entered into an Asset Purchase Agreement with SBE, Inc. ("SBE") whereby SBE purchased substantially all of the assets of the Company for $75,000. After consummation of the asset purchase by SBE, six of the Company's employees joined SBE, Inc. while the remaining employees were terminated and the Company ceased operations. It is contemplated that Barthol will liquidate the remaining assets of the Company and undertake its winding down. The winding down will include distribution of the net proceeds from the liquidation of assets, after payment of fees and costs associated with the liquidation and winding down, to the Company's creditors.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Such estimates include levels of reserves for doubtful accounts, obsolete inventory, warranty costs and deferred tax assets. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The fair value of the Company's accounts receivable, accounts payable and accrued liabilities approximate their carrying value due to the short-term maturity rate structure of those instruments.

Cash and Cash Equivalents

The Company considers all highly liquid investments readily convertible into cash with an original maturity of three months or less upon acquisition to be cash equivalents.

Accounts Receivable

(i) Accounts receivable are customer obligations due under normal trade terms. Management reviews accounts receivable on a monthly basis for collectibility. The Company establishes an allowance for doubtful accounts when it determines accounts receivable balances are uncollectible.

Inventories

Inventories are stated at the lower of cost, using the first-in, first-out method, or market value. Inventories include high-technology parts that may be subject to rapid technological obsolescence. The Company considers technological obsolescence in estimating required reserves to reduce recorded amounts to market values. Such estimates could change in the future and may have a material adverse impact on the Company's financial position and results of operations.

Property and Equipment

Property and equipment are carried at cost. The Company records depreciation charges over the assets' estimated useful lives of three to five years, on a straight-line basis. When assets are sold or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any gain or loss on sale or disposal is recognized in operations. Maintenance, repairs and minor renewals are charged to expense as incurred. Expenditures which substantially increase an asset's useful life are capitalized.

Impairment of Long-Lived Assets

(ii) In accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment of Disposal of Long-Lived Assets," the Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. During the year ended June 30, 2003, as a result of current and expected future negative net operating cash flows, the Company recorded a $132,000 impairment loss relating to the recoverability of certain property and equipment (see Note 4.)

Revenue Recognition and Warranty Costs

The Company records product sales at the time of product shipment provided that it has received a customer-executed purchase order, the price is fixed, title and risk of loss have transferred to the customer, collection of the resulting receivable is reasonably assured, and there are no significant remaining obligations. The Company offers limited price protection and stock rotation rights to certain distributors. Accordingly, it establishes reserves based on individual distributor incentive programs. The Company's sales transactions are negotiated in U.S. dollars.

The Company also provides a reserve for estimated warranty costs, which have not been significant, at the time of sale based on historical experience and expectations of future conditions, and periodically adjusts such amount to reflect actual expenses.

Shipping and Handling Costs

(iii) The Company records shipping and handling fees billed to customers as revenue. Costs associated with shipping and handling activities are comprised of outbound freight and associated direct labor costs, and are recorded in cost of sales.

Product Research and Development Expenditures

Product research and development ("R&D") expenditures are charged to expense as incurred.

Advertising Costs

(iv) The Company expenses advertising costs as incurred. For the years ended June 30, 2003 and 2002, the Company incurred advertising costs of $42,000 and $100,000 respectively, which are included in sales and marketing expenses in the statement of operations.

Income Taxes
(v)
The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of items that have been included in the consolidated financial statements or tax returns. Deferred income taxes represent the future net tax effects resulting from temporary differences between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company records valuation allowances against net deferred tax assets where, in the Company's opinion, realization is uncertain. The provision for income taxes represents the net change in deferred tax amounts, plus income taxes payable for the current period.

Stock-Based Compensation

The Company follows the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation", which requires pro forma disclosure of net income and earnings per share as if the SFAS No. 123 fair value method had been applied. The Company continues to apply the provisions of Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," for the preparation of its basic financial statements.

Under APB No. 25, expense for employee and director stock option grants is recognized if the market price of the Company's common stock exceeds the exercise price of the option on the date on which both the number of shares and individual is entitled to receive and the exercise prices are known. This measurement is referred to as the intrinsic value of an award.

The Company granted certain employees of the Company options to purchase 512,000 and 467,000 shares of Antares common stock during the years ended June 30, 2003 and 2002, respectively. The market price of the Company's common stock did not exceed the exercise price of the option on the date the options were awarded; therefore, the Company did not record any intrinsic value. The fair value for these options were estimated a the date of grant using a Black-Scholes option-pricing model with the following weighted-average assumptions:

                                          2003            2002

Risk free interest rate                   2.32%           4.01%
Expected dividend yield                   0.00%           0.00%
Expected stock volatility                 0.00%           0.00%
Expected life of options                  5.0 years       5.0 years

For purposes of pro forma disclosure, the estimated fair values of the options are amortized to expense over the options' vesting period.

The following table represents the effect on net loss if the Company had applied the fair value based method and recognition provisions of SFAS No. 123 (in thousands):

June 30,                                                   2003       2002
--------------------------------------------------------------------------

Net loss, as reported                                   $(1,759)   $  (130)
Add: Stock-based employee compensation expense
     included in reported net income, net of related
     tax effects                                             --         --
Deduct: Total stock-based employee compensation
    expense determined under fair value based
    method for all awards, net of related tax effects        (2)        --
--------------------------------------------------------------------------
Pro forma net loss                                      $(1,761)   $  (130)
--------------------------------------------------------------------------

Recent Accounting Pronouncements

In October 2001, the Financial Accounting Standards Board issued SFAS No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets." The adoption of SFAS No. 144 on July 1, 2002 did not have a material impact on the Company's financial position or results of operations. The Company performed an impairment analysis of fixed assets at June 30, 2003, resulting in a write down of the net book value of $132,000. (See Note 4).

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure", an amendment of SFAS No. 123. Although SFAS No 148 does not require use of fair value method of accounting for stock-based employee compensation, it does provide alternative methods of transition. It also amends the disclosure provisions of SFAS No. 123, to require disclosure in the summary of significant accounting policies of the effects of an entity's accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in financial statements. The Company has adopted the disclosure requirements of this standard in the accompanying financial statements.

In November 2002, the FASB issued Financial Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" (FIN 45). The interpretation elaborates on the existing disclosure requirements for most guarantees, including loan guarantees such as standby letters of credit. It also clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair value, or market value, of the obligations it assumes under the guarantee and must disclose that information in its interim and annual financial statements. The provisions related to recognizing a liability at inception of the guarantee for the fair value of the guarantor's obligations do not apply to product warranties or to guarantees accounted for as derivatives. The initial recognition and initial measurement provisions apply on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure provisions are effective for financial statements for annual or interim periods ending after December 15, 2002. The Company has adopted the disclosure requirements of this standard in the accompanying financial statements.

In January 2003, the FASB issued Financial Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46), which requires the consolidation of certain variable interest entities. FIN 46 is applicable to financial statements issued after 2002, however, disclosures are required currently if the Company expects to consolidate any variable interest entities. There are no entities that will be consolidated with the Company's financial statements as a result of FIN 46.

2. Business Acquisition

As described in Note 1, on April 1, 2002, the Company acquired certain assets of InClose, Inc. in exchange for a $350,000 promissory note. (see Note 10.) The acquisition has been accounted for under the purchase method of accounting in accordance with SFAS No. 141, "Business Combinations." Under the purchase method of accounting, the total purchase price is allocated to the tangible and intangible assets acquired and the liabilities assumed based on their estimated fair values. The excess of the purchase price over those fair values is recorded as goodwill. The fair values assigned to the tangible and intangible assets acquired and liabilities assumed are based on estimates and assumptions provided by management, and other information compiled by management. The $350,000 purchase price was entirely allocated to fixed assets.

3.  Inventories

Inventories at June 30, 2003 and 2002 comprise the following (in thousands):

                                             2003                     2002
         -----------------------------------------------------------------------
         Parts and materials          $               68      $              157
         Work in process                               8                     117
         Finished goods                               21                      48
                                      ------------------      ------------------

         Total inventory              $               97      $              322
                                      ==================      ==================

4.  Property and Equipment

Property and equipment at June 30, 2003 and 2002 is comprised of the following (in thousands):

                                        2003                    2002
---------------------------------------------------------------------------

Machinery and equipment          $              113      $              155
Furniture and fixtures                            1                      57
Office equipment                                 88                     141
                                 ------------------      ------------------
                                                202                     353
Less accumulated depreciation
  and amortization                              (78)                    (24)
                                 ------------------      ------------------
                                 $              124      $              329
                                 ==================      ==================

Depreciation and amortization expense totaled $95,000 and $129,000 for the years ended June 30, 2003 and 2002, respectively. Based on an impairment analysis performed by the company, the Company recorded an impairment loss of $132,000 during the year ended June 30, 2003. This impairment loss is included in general and administrative expenses on the statement of operations.

5. In Process Research and Development

In April of 2002, the Company entered into a license agreement that gives the Company the right to use certain technology being developed by a third party. This product reached technological feasibility prior to April 2002. The Company received the final source code subsequent to June 30, 2003. Since the product was not put into use prior to June 30, 2003, no amortization has been recorded to date. This prepaid asset is recorded on the balance sheet as in process research and development in the amount of $275,000 and $138,000 as of June 30, 2003 and 2002, respectively. (vii) 6. Stockholders' Equity

Common Stock

During the year ended June 30, 2003, the Company issued 9,000 shares of common stock upon the exercise of stock options resulting in $720 of proceeds.

Stock Option Plan

On April 11, 2002, the Company's Board of Directors approved the 2002 Stock Option Plan ("the Plan") which authorized the grant of options to purchase up to 1,250,000 shares of the Company's common stock. Under the Plan, incentive options may be granted at a price per share no less than the fair market value of common stock at the date of grant. Nonqualified stock options may be granted at a price per share no less than 85% of the fair market value on the date of grant. Options granted to any 10% stockholder may have an exercise price per share that is not less than 110% of the fair market value per share of common stock on the date of grant. Options granted generally have a maximum term of ten years and generally vest over three years.

Stock option activity under the Plan is summarized as follows:

                                      Options Outstanding
--------------------------------------------------------------------
                                                          Weighted
                                                           Average
                                Number of                  Exercise
                                 Shares                      Price
--------------------------------------------------------------------
Balance, April 1, 2002               --                          --
Granted                         467,000                       $0.08
Exercised                            --                          --
Canceled                             --                          --
--------------------------------------------------------------------
Balance, June 30, 2002          467,000                        0.08
Granted                         512,000                        0.08
Exercised                        (9,000)                       0.08
Canceled                        (71,000)                       0.08
--------------------------------------------------------------------
Balance, June 30, 2003          899,000                       $0.08
--------------------------------------------------------------------

Options Outstanding

At June 30, 2003, 351,000 shares were available under the Plan for future grant. The following table summarizes information concerning stock options outstanding as of June 30, 2003:

                                   Options Outstanding                    Options Vested
                         -----------------------------------------    ------------------------
   Range of Exercise                     Weighted
                                         Average       Weighted                    Weighted
                                        Remaining       Average                     Average
                          Number of    Contractual     Exercise       Number of    Exercise
          Prices           Shares      Life (Years)      Price          Shares       Price
                         ------------ --------------- ------------    ----------- ------------
          $0.08            899,000              8.89       $ 0.08        448,000       $ 0.08


7.  Income Taxes

The Company has elected to be taxed as an "S" corporation and, therefore, its taxable loss is reported on the shareholders' individual tax returns. As a result, no federal income tax is imposed on the Company. State income taxes are calculated as the greater of $800 or 1.5% of taxable income. The provision for income taxes for the year ended June 30, 2003 consists of the minimum state income tax.

At June 30, 2003 and 2002, deferred tax assets of approx $26,000 and $2,000 primarily represent the impact of temporary differences resulting from net operating loss carryforwards for California income taxes. A 100% valuation allowance has been recorded since management cannot determine it is probable that the deferred tax asset will be realized.

Prior to April 1, 2002, the Predecessor was a California C corporation and, as such, reported taxes based on its taxable income. The Predecessor reported only the minimum California state tax of $800 during the period. Further, all deferred tax assets resulting from net operating loss carryovers during the period were fully reserved.

8. Commitments and Contingencies

Operating Leases

The Company leases a building under a non-cancelable operating lease from an unrelated third party which will expire in February of 2005. Building rental expense totaled $198,000 and $361,000 during the years ended June 30, 2003 and 2002, respectively. On August 30, 2003, the Company moved out of this building. No formal termination agreement has been executed. Under the terms of the lease agreement, the landlord is entitled to recover from the company unpaid rent at the time of termination and other costs which would have been earned after termination until the time of award exceeds the amount of such rental loss that the landlord proves could have been reasonably avoided. Future minimum lease payments under noncancelable operating leases, are as follows (in thousands):

         Year ending June 30:
              2004                                                          $123
              2005                                                            82
                                                                          ------
              Total minimum lease payments                                $  205
                                                                          ======

Prior to April 1, 2002, in addition to the facilities leased from an unrelated third party, the Predecessor had operations at InClose's facility. InClose allocated a portion of the rent to the Antares Division.

Legal matters

The Company is involved in various legal proceedings incidental to its normal business activities. The amount of ultimate liability with respect to these actions cannot be reasonably estimated. However, in the opinion of management, any liability resulting from an unfavorable outcome will not materially affect the financial position of the Company.

Guarantees

In November 2002, the FASB issued FIN No. 45 "Guarantor's Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others -- an interpretation of FASB Statements No. 5, 57 and 107 and rescission of FIN 34." The following is a summary of agreements that the Company has determined are within the scope of FIN 45 as of June 30, 2003:

         o        Product warranty  liabilities are provided for as described in
                  Note 1 to these financial statements.

         o Under its bylaws, the Company has agreed to indemnify its officers and directors for certain events or occurrences arising as a result of the officer or director's serving in such capacity. The term of the indemnification period is for the officer's or director's lifetime. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited. The Company believes the estimated fair value of these indemnification agreements is minimal and has no liabilities recorded for these agreements as of June 30, 2003.

         o The Company also enters into indemnification provisions under its agreements with other companies in its ordinary course of business, typically with business partners, contractors, customers, and landlords. Under these provisions the Company generally indemnifies and holds harmless the indemnified party for losses suffered or incurred by the indemnified party as a result of the Company's activities or, in some cases, as a result of the indemnified party's activities under the agreement. These indemnification provisions often include indemnifications relating to representations made by the Company with regard to intellectual property rights. These indemnification provisions generally survive termination of the underlying agreement. The Company has not incurred material costs to defend lawsuits or settle claims related to these indemnification agreements. As a result, it believes the estimated fair value of these agreements is minimal. Accordingly, the Company has no liabilities recorded for these agreements as of June 30, 2003.

9. Employee Benefit Plan

The Company has adopted a profit sharing plan and a 401(K) plan for certain eligible employees. Under the plan, an eligible employee may elect to contribute up to a certain percentage of his or her pre-tax income, not to exceed the annual limits established by the Internal Revenue Service. For the years ended June 30, 2003 and 2002, the Company did not make contributions to the profit sharing plan. For the years ended June 30, 2003 and 2002, total expense under the 401(K) plan was $3,000 and $1,000, respectively.

10. Credit Agreements

On March 31, 2002, the Company entered into an unsecured promissory note with InClose in the amount of $350,000 in conjunction with the asset and product purchase agreement in which the company purchased selected assets of the Antares division of InClose Design, Inc. This note bears interest at 8% per annum with principal and interest payments due monthly. All unpaid principal and any accrued interest shall be due in full in November of 2003. The company made the scheduled payments through September 25, 2002. This note was assigned to a third party bank as a result of InClose's insolvency. Outstanding principal balance was $330,000 and $338,000 at June 30, 2003 and 2002, respectively, and is shown as a current liability on the balance sheet. Accrued interest is included in accrued expenses on the balance sheet.

In May of 2002, the Company received a non-secured loan in the amount of $145,200. There was no formal loan agreement relating to this loan, therefore the company imputed interest at rate of 8%. This loan remained outstanding at June 30, 2003 and 2002. Accrued interest is included in accrued expenses on the balance sheet.

On August 9, 2002, the Company entered into a $600,000 Loan and Security Agreement with a financial institution. Under the terms of the agreement, the Company may borrow up to 80% of eligible accounts receivable. Interest is charged at 5% per annum in excess of the Prime Rate as stated in the Wall Street Journal; provided , however, that in no event shall the Interest Rate be less than 9.75% per annum. Borrowings under agreement were fully collateralized by substantially all of the Company's assets. On April 30, 2003, this agreement was terminated and all amounts due were settled.

On April 28, 2003, the Company entered into a $300,000 Business Financing Agreement ("line of credit') with a financial institution. Under the terms of this line of credit, the Company may borrow up to 80% of eligible accounts receivable. Interest is charged at 2.5% per month. Borrowings under the line of credit are fully collateralized by substantially all of the Company's assets. At June 30, 2003, $227,000 was due under this agreement and the Company did not have sufficient additional eligible receivables to draw additional funds. Subsequent to year-end, the Company settled this liability with proceeds from collection of trade accounts receivable and with proceeds from the asset sale to SBE, Inc.

11.  Related Parties

During the period between May 2002 and August 2002 the Company purchased $568,000 of inventory from the shareholders of the Predecessor on account. At June 30, 2003 and 2002, $568,000 and $389,000, respectively, remained outstanding.

Since the Company's inception in April 2002, certain officers of the Company have funded the Company's operations through advances from their personal funds. At June 30, 2003 and 2002, $574,000 and $31,000, respectively, in advances from these officers remained outstanding. Currently, the Company does not have the wherewithal to pay these advances.

12. Concentrations

During the year ended June 30, 2003, revenues from four customers accounted for approximately 20%, 17%, 15% and 10% each. These customers account for approximately 32%, 20%, 6% and 3% of the outstanding accounts receivable at June 30, 2003.

                                    SBE, Inc.
                 Unaudited Pro Forma Consolidated Balance Sheet
                               as of July 31, 2003
                                 (in thousands)


                                                            Historical          Historical                              Combined
                                                               SBE               Antares        Adjustments           As Adjusted
                                                       ------------------------------------------------------     -----------------
                           ASSETS
      Current assets:
      Cash and cash equivalents                           $          1,990   $             -   $        (75)     a   $       1,267
                                                                                                       (484)     c
                                                                                                       (164)     d
      Trade accounts receivable, net                                 1,005               293           (293)     b           1,005
      Inventories                                                    1,603                97                                 1,700
      Other                                                            281                20            (20)     b             281
                                                       ------------------------------------------------------     -----------------
             Total current assets                                    4,879               410         (1,036)     b           4,253
      Property and equipment, net                                      343               124            (50)     b             417
      Capitalized software and Intellectual property                    93               275             228     g             596
      Other                                                             79                17            (17)     b              79
                                                       ------------------------------------------------------     -----------------
             Total assets                                 $          5,394   $           826   $       (875)         $       5,345
                                                       ======================================================     =================

                       LIABILITIES AND STOCKHOLDERS' EQUITY
      Current Liabilities:

      Bank overdraft                                      $              -   $            55   $        (55)     b   $           -
      Line of credit                                                     -               227           (227)     b
      Trade accounts payable                                           305               363           (363)     b             305
      Due to officers                                                    -               574           (574)     b               -
      Due to other related parties                                       -               568           (568)     b
      Accrued payroll and employee benefits                            129               203           (203)     b             473
                                                                                                         344     e
      Other accrued expenses                                           435                84            (84)     b             486
                                                                                                          51     f
      Short-term debt                                                    -               475           (475)     b               -
                                                       ------------------------------------------------------     -----------------
            Total liabilities                                          869             2,549         (2,154)                 1,264
                                                       ------------------------------------------------------     -----------------

      Stockholders' equity:
      Common Stock and additional paid in capital                   15,232               139           (139)     b          15,492
                                                                                                         260     h
      Note receivable from stockholder                               (245)                 -                                 (245)
      Treasury stock                                                 (409)                 -                                 (409)
      Retained deficit                                            (10,053)           (1,862)           1,158 g & b        (10,757)
                                                       ------------------------------------------------------     -----------------
           Total stockholders' equity                                4,525           (1,723)           1,983                 4,081
                                                       ------------------------------------------------------     -----------------
           Total liabilities and stockholders' equity     $          5,394   $           826   $       (875)         $       5,345
                                                       ======================================================     =================

Footnotes to the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of July 31, 2003:

(a) Payment on August 7, 2003 by SBE to D.R. Barthol & Company (Assignee) for the purchase of certain assets of Antares Microsystems, Inc. ("Antares").
(b) Adjustment to remove the value of assets of Antares not purchased by SBE and liabilities not assumed by SBE. (c) Cash payments made by SBE for personal loan payoffs, contract transfer fees, broker fees, audit fees, legal fees, moving and other costs related to the purchase of certain assets of Antares.
(d)      Cash portion of purchase paid to the selling shareholders of Antares.
(e) Accrued future cash portion of purchase price paid to selling shareholders of Antares plus the value of 98,945 shares of SBE common stock at $2.86 per share to be paid to the selling shareholders of Antares between January 2004 and March 2005.
(f) Accrued estimated payments for audit and legal services associated with the acquisition of certain assets of Antares.
(g) Adjustment to allocate $1,207,000 to Intellectual Property, which is the estimated fair value of the Antares intellectual property, associated with current and future products acquired in the acquisition of Antares. The intellectual property is estimated to have value for at least 36 months and will be amortized to expense over that period. Antares had $275,000 in product development costs capitalized prior to the asset acquisition by SBE. The $932,000 net adjustment ($1,207,000 less $275,000) is to record the total value of the intellectual property. This amount has been reduced by and adjustment of $704,000 to recognize the amortization expense that would have been recorded if the transaction had occurred on November 1, 2001. The net increase to intellectual property after recognition of the amortization expense adjustment is $228,000. The retained deficit has been increased by an adjustment to reflect the $704,000 of amortization expense associated with the intellectual property acquired in the Antares asset acquisition.
(h) 189,569 shares of SBE common stock valued at $2.86 per share have been committed for payment to the selling shareholders of Antares. The Company issued 90,624 shares of unregistered common stock of the 189,569 committed shares on September 30, 2003 to one of the selling shareholders of Antares. These shares of unregistered SBE common stock can only be sold or transferred pursuant to the provisions of the Securities and Exchange Commission's Regulation 144. The remaining 98,945 shares will be issued in 20,000 share increments beginning January 2004 and ending March 2005 to the remaining selling shareholder. The adjustment reflects the value of the 90,624 shares issued with the value of the remaining 98,945 shares in Accrued Expenses.

                                    SBE, Inc.
         Unaudited Pro Forma Condensed Combined Statement of Operations
                     for the Nine Months ended July 31, 2003
                  (in thousands, except for per share amounts)


                                                           Historical         Historical                                  Combined
                                                              SBE              Antares              Adjustments          Companies
                                                     -------------------------------------------------------------------------------
          Net Sales                                   $         5,249        $    1,389        $                        $    6,638
          Cost of Sales                                         1,971               742                                      2,713
                                                     -------------------------------------------------------------------------------
          Gross Profit                                          3,278               647                                      3,925
                                                     -------------------------------------------------------------------------------

          Product research and development                        913               438                 162   a              1,513
          Sales and marketing                                   1,004               277                 100   b              1,381
          General and administrative                            1,259             1,105                 302   c              2,666
          Restructuring costs (benefit)                          (154)               --                                       (154)
                                                     -------------------------------------------------------------------------------
          Total operating expense                               3,022             1,820                 564                  5,406
                                                     -------------------------------------------------------------------------------

          Operating income (loss)                                 256            (1,173)               (564)                (1,481)
          Interest income (expense)                                21              (122)                122   d                 21
          Other income (expense)                                  (10)               --                                        (10)
                                                     -------------------------------------------------------------------------------
          Net income (loss) before income taxes                   267             (1,295)             (442)                 (1,470)
          Provision (benefit) for income taxes                    (17)                 1                (1)                    (17)
                                                     -------------------------------------------------------------------------------
          Net income (loss)                           $           284        $    (1,296)      $      (441)                 (1,453)
                                                     ===============================================================================

          Basic income (loss) per share               $          0.07        $                 $                        $    (0.34)
                                                     ===============================================================================
          Dliuted income (loss) per share             $          0.07        $                 $                        $    (0.33)
                                                     ===============================================================================
          Basic - shares used in per share
              computations                                      4,145                                         e              4,335
                                                     ===============================================================================
          Diluted - shares used in per share
              computations                                      4,276                                         e              4,466
                                                     ===============================================================================

Footnotes to the Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended July 31, 2003:

(a) Adjustment to reflect the increase in salary for the Vice President of Engineering and two engineers hired by SBE from Antares. The Antares product research and development expenses include personnel expenses for employees who will not be joining SBE. SBE does not expect to incur a significant amount of the product research and development expenses required by Antares.
(b) Adjustment to reflect the increase in salary of product management and one technical support employee hired by SBE from Antares plus estimated commissions paid and marketing materials to support the Antares product line. The Antares sales and marketing expenses include personnel expenses for employees who will not be joining SBE. SBE does not expect to incur a significant amount of the sales and marketing expenses required by Antares.

(c) The intellectual property acquired in the Antares acquisition is amortized to expense over 36 months. This adjustment reflects nine months amortization of intellectual property originally valued at $1,207,000 acquired in the Antares asset acquisition. The Antares general and administrative expenses include rent and personnel expenses for employees who will not be joining SBE. SBE will not use the Antares facility or take over the liabilities of Antares. SBE does not expect to incur a significant amount of the general and administrative expenses required by Antares.
(d) Adjustment to remove the interest expense related to Antares debt not assumed by SBE.
(e) Combined pro forma shares include 189,569 shares of SBE common stock committed to be issued to the selling shareholders of Antares.

                                    SBE, Inc.
         Unaudited Pro Forma Condensed Combined Statement of Operations
                       for the year ended October 31, 2002
                  (in thousands, except for per share amounts)


                                           Historical        Historical                         Combined
                                               SBE            Antares         Adjustments       Companies
                                           --------------------------------------------------------------
Net Sales                                  $  6,898          $  3,804        $                   $ 10,702
Cost of Sales                                 3,170             1,935                               5,105
                                           --------------------------------------------------------------
Gross Profit                                  3,728             1,869                --             5,597
                                           --------------------------------------------------------------


Product research and development              3,027               455               216 a           3,698
Sales and marketing                           2,151               293               189 b           2,633
General and administrative                    2,364             1,248               402 c           4,014
Loan reserve                                    474                --                                 474
Restructuring costs                             446                --                                 446
                                           --------------------------------------------------------------
Total operating expense                       8,462             1,996               807            11,265
                                           --------------------------------------------------------------

Operating loss                               (4,734)             (127)             (807)           (5,668)
Interest income (expense)                        51                (2)                2 d              51
Forfeited deposit, net                        2,712                --                               2,712
Other income                                     63                --                --                63
                                           --------------------------------------------------------------
Net loss before income taxes                 (1,908)             (129)             (805)           (2,842)
Benefit for income taxes                       (177)               --                --              (177)
                                           --------------------------------------------------------------
Net loss                                   $ (1,731)             (129)         $   (805)           (2,665)
                                           ==============================================================
Basic loss per share                       $  (0.46)                                             $  (0.67)
                                           ==============================================================
Dliuted loss per share                     $  (0.46)                                             $  (0.67)
                                           ==============================================================
Basic - shares used in per share
    computations                              3,759                                     e           3,949
                                           ==============================================================
Diluted - shares used in per share
    computations                              3,759                                     e           3,949
                                           ==============================================================

Footnotes to the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended October 31, 2002:

(a) Adjustment to reflect the increase in salary for the Vice President of Engineering and two engineers hired by SBE from Antares. The Antares product research and development expenses include personnel expenses for employees who will not be joining SBE. SBE does not expect to incur a significant amount of the product and research development expenses required by Antares.

(b) Adjustment to reflect the increase in salary of product management and one technical support employee hired by SBE from Antares plus estimated commissions paid and marketing materials to support the Antares product line. The Antares sales and marketing expenses personnel expenses for employees who will not be joining SBE. SBE does not expect to incur a significant amount of the sales and marketing expenses required by Antares.
(c) The intellectual property acquired in the Antares acquisition is amortized to expense over 36 months This adjustment reflects one year of amortization of intellectual property valued at $1,207,000 acquired in the Antares asset acquisition. The Antares general and administrative expenses include rent and personnel expenses for employees who will not be joining SBE. SBE will not use the Antares facility or take over the liabilities of Antares, SBE does not expect to incur a significant amount of the general and administrative expenses required by Antares.
(d) Adjustment to remove the interest expense related to Antares debt not assumed by SBE.
(e) Combined pro forma shares include 189,569 shares of SBE common stock committed to be issued to selling shareholders of Antares.

Basis of Pro Forma Presentation:

Effective as of August 7, 2003, we purchased substantially all of the assets of Antares Microsystems, Inc., a California corporation ("Antares"), excluding cash and accounts receivable, from the Assignee for the Benefit of Creditors of Antares ("Assignee") for a purchase price of $75,000 in cash plus $540,000 in costs associated with the payment of certain loan guarantees, legal fees, accounting fees, broker fees, contract transfer fees and moving expenses. We also paid or committed to pay, the selling shareholders of Antares a total of $220,000 in cash and 189,569 shares of SBE common stock at a market value at the date of closing of $2.86 per share. We did not assume any of the liabilities associated with Antares. In connection with the acquisition, we hired certain shareholders and employees of Antares in order to continue the development of the Antares TCP/IP Offload Engine ("TOE") technology, While this product has reached technological feasibility and is being capitalized as an intangible asset, we continue to customize it to meet SBE's specific customer needs. In the event TOE is successfully commercialized, we have committed to make certain payments of cash and/or stock as bonuses to certain of these former shareholders, as sales of the TOE products occur. We will account for the acquisition under the purchase method of accounting.

The unaudited pro forma condensed combined balance sheet at July 31, 2003 is presented to give effect to the acquisition of Antares by SBE as if the transaction had been consummated on that date. The unaudited pro forma combined condensed statement of operations of SBE and Antares for the year ended October 31, 2002 is presented as if the transaction had been consummated on November 1, 2001 and combines the results of operations of SBE for the year ended October 31, 2002 with the results of Antares for the year ended June 30, 2002. The unaudited pro forma combined statement of operations for the nine months ended July 31, 2003 combines the results of operations of SBE for the nine months ended July 31, 2003 and Antares' results of operations for the nine months ended June 30, 2003. Antares' results of operations for the nine months ended June 30, 2003 were calculated by deducting the results of operations for the three months ended September 30, 2002, from the results of operations for the twelve months ended June 30, 2003.

Under the purchase method of accounting, the total estimated purchase price is allocated to Antares' net tangible and intangible assets based upon their estimated fair value as of the date of completion of the acquisition. Based upon the estimated purchase price and the preliminary valuation, the preliminary purchase price allocation, which is subject to change based upon SBE's final analysis, is as follows:

Cash acquired                                          $       --
Tangible assets acquired                                  171,000
Intellectual property                                   1,207,000
                                                       ----------

Total assets acquired                                   1,378,000
Liabilities assumed                                            --
                                                       ----------
Net assets acquired                                    $1,378,000
                                                       ==========

Cash consideration or costs paid or to be paid         $  835,000
Fair value of stock provided                              543,000
                                                       ----------
Total consideration                                    $1,378,000
                                                       ==========

A  preliminary   estimate  of  $1,207,000  has  been  allocated  to  amortizable intangible assets consisting of intellectual property associated with current and future products related to the TOE technology.

2. Pro Forma Adjustments

The accompanying unaudited pro forma combined condensed financial statements have been prepared as if the acquisition was completed on July 31, 2003 for balance sheet purposes and as of November 1, 2001 for statements of operations purposes and reflect the pro forma adjustments as provided in the "Footnotes" to adjustments.


See discussion of pro forma adjustments in the "Footnotes" to adjustments.

3. Pro Forma Combined Net Income (Loss) Per Share

Shares used to calculate unaudited pro forma combined net loss per share were computed using SBE's weighted average shares outstanding during the respective periods. Additionally, the issuance of 189,873 shares to the selling shareholders of Antares was assumed to have occurred on November 1, 2001.

See discussion of pro forma adjustments in the "Footnotes" to adjustments.